The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED

TAX RECEIVABLE AGREEMENT (EXCHANGES)

among

EMDEON INC.,

H&F ITR HOLDCO, L.P.,

BEAGLE PARENT LLC,

and

GA-H&F ITR HOLDCO, L.P.

Dated as of November 2, 2011

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

-i-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Table of Contents (continued)

		Page
Section 7.11.	Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets	22

Section 7.12.	Confidentiality	22

Section 7.13.	Representations	23

-ii-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

AMENDED AND RESTATED

TAX RECEIVABLE AGREEMENT (EXCHANGES)

This AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT (EXCHANGES) (this “Agreement”), dated as of November 2, 2011, is hereby entered into by and among Emdeon Inc., a Delaware corporation (the “Corporate Taxpayer”), H&F ITR Holdco, L.P., a Delaware limited partnership (the “HF ITR Entity”), Beagle Parent LLC, a Delaware limited liability company (the “BX ITR Entity”), GA-H&F ITR Holdco, L.P., a Delaware limited partnership (the “ITR Entity”), and each of the successors and assigns thereto.

RECITALS

WHEREAS, the Members (as defined below) hold or held member interests (the “Units”) in EBS Master LLC, a Delaware limited liability company (“EBS”), which is classified as a partnership for United States federal income tax purposes;

WHEREAS, the Corporate Taxpayer is the managing member of EBS, and holds and will hold, directly and/or indirectly, Units;

WHEREAS, EBS Acquisition II LLC, a Delaware limited liability company (the “GA Corporate Member”) and H&F Harrington Inc., a Delaware corporation (the “HF Corporate Member”) were classified as associations taxable as corporations for U.S. federal income tax purposes;

WHEREAS, pursuant to that certain Reorganization Agreement, dated as of August 4, 2009, among the Corporate Taxpayer and the parties named therein, the GA Corporate Member and the HF Corporate Member merged with and into wholly owned subsidiaries of the Corporate Taxpayer (the “Reorganization”);

WHEREAS, the Units held by HFCP VI Domestic MV, L.P., a Delaware limited partnership (“HFCP”), Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership (“HFCA”), Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership (“HFCE”) and Hellman & Friedman Investors VI, L.P., a Delaware limited partnership (“H&F GP” and together with HFCP, HFCA and HFCE, the “HF Non-Corporate Members”), may be exchanged for cash or Class A common stock (the “Class A Shares”) of the Corporate Taxpayer, subject to the provisions of the LLC Agreement (as defined below);

WHEREAS, EBS and each of its direct and indirect subsidiaries treated as a partnership for United States federal income tax purposes currently have and will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year in which a taxable acquisition of Units by the Corporate Taxpayer, EBS, EBS Holdco I, LLC, a Delaware limited liability company (“Holdco I”) or EBS Holdco II, LLC, a Delaware limited liability company (“Holdco II”) from the HF Non-Corporate Members for cash, Class A Shares or shares of Parent (as defined below) (an “Exchange”) occurs;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of the Corporate Taxpayer may be affected by (i) the Basis Adjustments (as defined below) and (ii) the Imputed Interest (as defined below);

WHEREAS, the Corporate Taxpayer, the ITR Entity, the HF ITR Entity and GA ITR Holdco, L.P., a Delaware limited partnership (the “GA ITR Entity”) entered into that certain Tax Receivable Agreement (Exchanges), dated as of August 17, 2009 (the “Original Agreement”) in order to make certain arrangements with respect to the effect of the Basis Adjustments and Imputed Interest on the liability for Taxes of the Corporate Taxpayer;

WHEREAS, the shareholders of the Corporate Taxpayer and the shareholders of the GA Corporate Member before the Reorganization (the “Existing GA Owners”), and the HF Non-Corporate Members and H&F Harrington MV II, L.P., a Delaware limited partnership (“HF Harrington” and together with HF Non-Corporate Members, the “HF Members”) engaged in certain transactions that have resulted or will result in various tax benefits to the Corporate Taxpayer;

WHEREAS, the Existing GA Owners and the HF Members previously agreed that any and all payments in respect of such tax benefits will be made 50% to the Existing GA Owners and 50% to the HF Members (such agreement being reflected in the Fourth Amended and Restated Limited Liability Company Agreement of EBS dated as of May 21, 2008);

WHEREAS, Exchanges by the HF Non-Corporate Members and payments in respect of Tax savings related to such Exchanges will result in Tax savings for the Corporate Taxpayer;

WHEREAS, the sale of Units by the HF Non-Corporate Members to Holdco II in exchange for cash and shares of Parent stock, as contemplated by the Unit Purchase Agreement between the HF Non-Corporate Members and Holdco II, dated as of November 2, 2011, will be treated as a taxable Exchange that results in a Basis Adjustment hereunder;

WHEREAS, the HF Non-Corporate Members have contributed all of their rights to receive payments of Tax savings related to the Exchanges from the Corporate Taxpayer to the HF ITR Entity in exchange for ownership interests in the HF ITR Entity;

WHEREAS, the HF ITR Entity has contributed all of its rights to receive such payments of Tax savings generated by the Exchanges from the Corporate Taxpayer to the ITR Entity in exchange for ownership interests in the ITR Entity;

WHEREAS, as a result of such contributions, the ITR Entity was a party to the Original Agreement and shall be a party to this Agreement;

WHEREAS, the BX ITR Entity acquired all of the GA ITR Entity’s ownership interests in the ITR Entity on the Closing Date (as defined below) pursuant to a Transfer Agreement dated as of August 3, 2011, and a result of such acquisition the BX ITR Entity shall be a party to this Agreement; and

WHEREAS, the parties to this Agreement desire to amend and restate the Original Agreement in its entirety pursuant to Section 7.6(b) thereof.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the Recitals of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, EBS becomes an entity that is disregarded as separate from its owner for tax purposes) or under Sections 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, EBS remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable sections of state and local tax laws, as a result of an Exchange with respect to Units held by the HF Non-Corporate Members and the payments made to the ITR Entity pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Beagle Merger Agreement” means the Agreement and Plan of Merger, dated as of August 3, 2011, by and among Parent, Beagle Acquisition Corp. and the Corporate Taxpayer.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of Parent.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“BX ITR Entity” is defined in the Recitals of this Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)

any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto (excluding a group of Persons which includes one or more Affiliates of Hellman & Friedman LLC, one or more Affiliates of The Blackstone Group L.P. and Persons who acquire an ownership interest in Parent pursuant to Section 2.7(d) of the Interim Investors Agreement, dated as of August 3, 2011, by and among Parent and the Investors named therein, and such Persons’ Affiliates), is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing more than 50% of the combined voting power of Parent’s then outstanding voting securities; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors of Parent then serving: individuals who, on the Closing Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by Parent’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)

there is consummated a merger or consolidation of Parent with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of Parent immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv)

the shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Parent of all or substantially all of Parent’s assets, other than such sale or other disposition by Parent of all or substantially all of Parent’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Notwithstanding the foregoing, (A) except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions and (B) a “Change of Control” shall not be deemed to have occurred upon the consummation of the transactions contemplated by the Beagle Merger Agreement.

“Change of Control Termination Rate” means 10% per annum, compounded annually.

“Class A Shares” is defined in the Recitals of this Agreement.

“Closing Date” has the meaning set forth in the Beagle Merger Agreement.

“Code” is defined in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer” is defined in the Recitals of this Agreement.

“Corporate Taxpayer Return” means the federal and/or state and/or local Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” has the meaning set forth in Section 7.8(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.2 of this Agreement.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 6.5% per annum, compounded annually, and (ii) LIBOR plus 100 basis points.

“Exchange” is defined in the Recitals of this Agreement.

“Exchange Basis Schedule” is defined in Section 2.1 of this Agreement.

“Exchange Date” means the date of any Exchange.

“Existing GA Owners” is defined in the Recitals of this Agreement.

“Expert” is defined in Section 7.9 of this Agreement.

“GA Corporate Member” is defined in the Recitals of this Agreement.

“GA ITR Entity” is defined in the Recitals of this Agreement.

“HF Corporate Member” is defined in the Recitals of this Agreement.

“H&F GP” is defined in the Recitals of this Agreement.

“HF Harrington” is defined in the Recitals of this Agreement.

“HF ITR Entity” is defined in the Recitals of this Agreement.

“HF Members” is defined in the Recitals of this Agreement.

“HF Non-Corporate Members” is defined in the Recitals of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporate Taxpayer Return, but (i) using the Non-Stepped Up Tax Basis as reflected on the Exchange Basis Schedule including amendments thereto for the Taxable Year and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to the Basis Adjustment or Imputed Interest.

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Corporate Taxpayer’s payment obligations under this Agreement.

“Investors Tax Receivable Agreement (Reorganizations)” means the Amended and Restated Tax Receivable Agreement (Reorganizations), dated as of November 2, 2011, by and among the Corporate Taxpayer, HF ITR Entity, BX ITR Entity and the ITR Entity.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“IPO” means the initial public offering of Class A Shares by the Corporate Taxpayer that occurred on the IPO Date.

“IPO Date” means August 11, 2009.

“IRS” means the United States Internal Revenue Service.

“ITR Entity” is defined in the Recitals of this Agreement.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” means, with respect to EBS, the Sixth Amended and Restated Limited Liability Company Agreement of EBS, as amended from time to time.

“Management Tax Receivable Agreement” means the Amended and Restated Tax Receivable Agreement (Management), dated as of August 17, 2009, by and among the Corporate Taxpayer and certain members of the senior management of EBS, as amended , restated, supplemented or modified.

“Material Objection Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Medifax Restructuring” means the distribution of the stock of Medifax-EDI Holding Company by Emdeon Business Services LLC to EBS followed by the distribution of such stock by EBS to the Corporate Taxpayer.

“Members” means the HF Non-Corporate Members, the HF Corporate Member and the GA Corporate Member.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Parent” means Beagle Parent Corp.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) or distribution in respect of one or more Units (i) that occurs prior to an Exchange of such Units, and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a) of this Agreement.

“Reference Asset” means an asset that is held by EBS, or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of an Exchange or at the time of the Medifax Restructuring. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Reorganization” is defined in the Recitals of this Agreement.

“Schedule” means any of the following: (i) an Exchange Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsequent IPO” means the initial public offering and sale of the common stock of the Corporate Taxpayer, Parent or any other direct or indirect parent company of the Corporate Taxpayer (or any of their successors) that occurs subsequent to the transactions contemplated by the Beagle Merger Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Subsidiary Stock” means any stock or other equity interest in any subsidiary entity of EBS that is treated as a corporation for United States federal income tax purposes.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2 of this Agreement.

“Tax Receivable Agreements” shall mean this Agreement, the Investors Tax Receivable Agreement (Reorganizations) and the Management Tax Receivable Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the IPO Date.

“Taxes” means any and all United States federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” is defined in the Recitals of this Agreement.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Corporate Taxpayer will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, (2) the United States federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, and (3) any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by the Corporate Taxpayer on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1. Basis Adjustment. Within 90 calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for each Taxable Year in which any Exchange has been effected, the Corporate Taxpayer shall deliver to the ITR Entity a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each Exchanging party, for purposes of Taxes, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year, calculated in the aggregate, (iii) the period (or periods) over which the Reference Assets are amortizable and/or depreciable and (iv) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable.

Section 2.2. Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within 90 calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporate Taxpayer shall provide to the ITR Entity a schedule showing, in reasonable detail and, at the request of the ITR Entity, with respect to each separate Exchange, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer for the Units acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustment and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) all Tax Benefit Payments attributable to the Basis Adjustments (other than amounts accounted for as interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for the Corporate Taxpayer and (B) have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.3. Procedures, Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to the ITR Entity an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (x) deliver to the ITR Entity schedules and work papers, as determined by the Corporate Taxpayer or requested by the ITR Entity, providing reasonable detail regarding the preparation of the Schedule and (y) allow the ITR Entity reasonable access at no cost to the appropriate representatives at the Corporate Taxpayer, as determined by the Corporate Taxpayer or requested by the ITR Entity, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporate Taxpayer delivers to the ITR Entity a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporate Taxpayer shall deliver to the ITR Entity the Corporate Taxpayer Return, the reasonably detailed calculation by the Corporate Taxpayer of the Hypothetical Tax Liability, the reasonably detailed calculation by the Corporate Taxpayer of the actual Tax liability, as well as any other work papers as determined by the Corporate Taxpayer or requested by the ITR Entity. An applicable Schedule or amendment thereto shall become final and binding on all parties 30 calendar days from the first date on which the ITR Entity has received the applicable Schedule or amendment thereto unless the ITR Entity (i) within 30 calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporate Taxpayer with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of an Objection Notice, the Corporate Taxpayer and the ITR Entity shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the ITR Entity, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1. Payments.

(a) Payments. Within five (5) calendar days after a Tax Benefit Schedule delivered to the ITR Entity becomes final in accordance with Section 2.3(a), the Corporate Taxpayer shall pay to the ITR Entity for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the ITR Entity to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the ITR Entity. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments. Notwithstanding anything herein to the contrary, unless the parties agree otherwise in writing upon request by the ITR Entity, in no event shall the aggregate Tax Benefit Payments in respect of any Exchange (other than amounts accounted for as interest under the Code) exceed 50% of the purchase price for the Units exchanged.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Units in Exchanges, unless otherwise required by law. Subject to Section 3.3(a), the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.1 (excluding payments attributable to Interest Amounts); provided, for the avoidance of doubt, that the ITR Entity shall not be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return with respect to Taxes for such Taxable Year until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to the Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1) and (3), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.”

Section 3.2. No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that Tax Benefit Payments are paid to the ITR Entity pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3. Pro Rata Payments; Coordination of Benefits With Other Tax Receivable Agreements.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s deduction with respect to the NOLs, the Pre-IPO Basis Adjustments, the Basis Adjustments or Imputed Interest under the Tax Receivable Agreements (as such terms are defined in each Tax Receivable Agreement) is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable

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income, the limitation on the tax benefit for the Corporate Taxpayer shall be allocated among the Tax Receivable Agreements (and among all parties eligible for payments thereunder) in proportion to the respective amounts of Realized Tax Benefits that would have been determined under the Tax Receivable Agreements if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

(b) If for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under the Tax Receivable Agreements in respect of a particular Taxable Year, then the Corporate Taxpayer and the ITR Entity agree that (i) the Corporate Taxpayer shall pay the same proportion of each Tax Benefit Payment due under each of the Tax Receivable Agreements in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c) To the extent that the Corporate Taxpayer makes payments to the ITR Entity in respect of a particular Taxable Year in an amount greater than the payments that should have been made in accordance with Section 3.3(b), then the ITR Entity shall be obligated to make payments to the parties to the other Tax Receivable Agreements (other than the Corporate Taxpayer) in the amounts necessary so that each party to the Tax Receivable Agreements shall have received the amount that it would have received if all payments by the Corporate Taxpayer had been in accordance with Section 3.3(b); provided, that the ITR Entity’s obligation to pay over to the parties to the other Tax Receivable Agreements amounts received from the Corporate Taxpayer pursuant to this Section 3.3(c) shall terminate on the one year anniversary of the receipt by the ITR Entity of such amounts.

(d) The parties hereto agree that the parties to the Investors Tax Receivable Agreement (Reorganizations) and the parties to the Management Tax Receivable Agreement are expressly made third party beneficiaries of the provisions of this Section 3.3.

ARTICLE IV

TERMINATION

Section 4.1. Early Termination and Breach of Agreement.

(a) The Corporate Taxpayer may terminate this Agreement with respect to all amounts payable to the ITR Entity and with respect to all of the Units held by HF Non-Corporate Members at any time by paying to the ITR Entity the Early Termination Payment; provided, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporate Taxpayer, neither the ITR Entity nor the Corporate Taxpayer shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Corporate Taxpayer and the ITR Entity as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in this clause (b) is included in the Early Termination Payment). If an Exchange occurs after the Corporate Taxpayer exercises its termination rights under this Section 4.1(a), the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

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(b) In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by the Corporate Taxpayer and the ITR Entity as due and payable but unpaid as of the date of a breach with respect to any Taxable Year prior to the Taxable Year ending with or including the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach but reduced by any amount with respect to the portion of such Taxable Year beginning after the date of such breach taken into account for purposes of determining the amount due under clause (1) of this sentence. Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches this Agreement, the ITR Entity shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due to the extent that the Corporate Taxpayer has insufficient funds to make such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient cash to make such payment as a result of limitations imposed by any credit agreement to which the Corporate Taxpayer or any of its Subsidiaries is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by LIBOR plus 300 basis points).

Section 4.2. Early Termination Notice.

(a) If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above other than in connection with a Change of Control or Subsequent IPO, the Corporate Taxpayer shall deliver to the ITR Entity notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for the ITR Entity. The Early Termination Schedule shall become final and binding on all parties 30 calendar days from the first date on which the ITR Entity has received such Schedule or amendment thereto unless the ITR Entity (i) within 30 calendar days after receiving the Early Termination Schedule, provides the Corporate Taxpayer with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Corporate Taxpayer (the “Early Termination Effective Date”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and the ITR Entity shall employ the Reconciliation Procedures.

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(b) If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above in connection with a Change of Control or Subsequent IPO, any reference to 30 calendar days in Section 4.2(a) above shall instead be deemed to be 10 calendar days.

Section 4.3. Payment upon Early Termination.

(a) Within three calendar days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to the ITR Entity an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the ITR Entity or as otherwise agreed by the Corporate Taxpayer and the ITR Entity.

(b) “Early Termination Payment” shall equal the present value, discounted at the Early Termination Rate as of the Early Termination Effective Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to the ITR Entity beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied, provided, that the Change of Control Termination Rate (instead of the Early Termination Rate) shall be used to determine the Early Termination Payment in the case of an early termination in connection with a Change of Control or Subsequent IPO.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any payment required to be made by the Corporate Taxpayer under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations.

Section 5.2. Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the ITR Entity when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was due and payable.

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ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1. Participation in the Corporate Taxpayer’s and EBS’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and EBS, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the ITR Entity of, and keep the ITR Entity reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and EBS by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the ITR Entity under this Agreement, and shall provide to the ITR Entity reasonable opportunity to provide information and other input to the Corporate Taxpayer, EBS and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer and EBS shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.2. Consistency. The Corporate Taxpayer and the ITR Entity agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by law.

Section 6.3. Cooperation. The ITR Entity shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the ITR Entity for any reasonable third-party costs and expenses incurred pursuant to this Section.

Section 6.4. Medifax Restructuring.

(a) The Corporate Taxpayer shall promptly seek a legal opinion from a qualified firm mutually agreeable to the H&F ITR Entity and the BX ITR Entity regarding the federal income tax consequences of the Medifax Restructuring, such restructuring to be in the form proposed by the BX ITR Entity and mutually agreeable to the H&F ITR Entity. If such opinion is at least “more likely than not” that the Medifax Restructuring would have the intended federal income tax consequences (“Medifax Opinion”), the Corporate Taxpayer shall proceed to effectuate the Medifax Restructuring.

(b) If a tax reserve relating to the intended income tax consequences of the Medifax Restructuring is established or increased subsequent to the consummation thereof, any Tax Benefit Payment attributable to the Medifax Restructuring will be reduced by an amount equal to such Tax Benefit Payment attributable to the Medifax Restructuring (without regard to this provision) multiplied by the ratio of (i) the tax reserve attributable to the Medifax Restructuring divided by (ii) the total amount of Tax Benefit Payments reasonably projected to be made attributable to the Medifax Restructuring resulting from the reallocation among assets of previous adjustments made under Section 743(b) of the Code (the “743(b) Reallocation”). To

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the extent that the tax reserve attributable to the Medifax Restructuring is decreased, the Tax Benefit Payments attributable to the Medifax Restructuring will be increased as of the time Tax Benefit Payments are next made by the amount of additional Tax Benefit Payments that would have been made previously had such decreased amount of the reserve never been recorded as a reserve, together with interest at a rate of LIBOR plus 300 basis points, calculated from the time such additional Tax Benefit Payments would have been paid in the absence of such decreased reserve to the time that such Tax Benefit Payments are actually paid. In the event that a tax reserve is recorded with respect to the Medifax Restructuring, the deductions attributable to the 743(b) Reallocation shall be deemed for purposes of this Agreement to be, among those deductions that produce Tax Benefit Payments under this Agreement, to be the last such deductions used to offset taxable income. The cumulative, net amount of Tax Benefit Payments reduced pursuant to this provision shall not exceed the amount of tax reserves attributable to the Medifax Restructuring.

(c) In the event that the Internal Revenue Service issues an Information Document Request (“IDR”) relating to, or a 30-day letter, 90-day letter or other form of written communication identifying as an issue, the 743(b) Reallocation (any such written communication, a “Written IRS Notice”), the obligation of the Corporate Taxpayer to make Tax Benefit Payments with respect to the 743(b) Reallocation shall be suspended indefinitely as of Parent or Corporate Taxpayer’s receipt of such Written IRS Notice. To the extent that the request or issue relating to such 743(b) Reallocation is resolved in favor of Parent and the Corporate Taxpayer, Tax Benefit Payments attributable to the 743(b) Reallocation will be resumed and will be increased as of the time that Tax Benefit Payments are next made by the amount of additional Tax Benefit Payments that would have been made previously had the Tax Benefit Payments attributable to the 743(b) Reallocation never been suspended, together with interest at a rate of LIBOR plus 300 basis, calculated from the time any such additional Tax Benefit Payment would have been paid in the absence of such suspension to the time that such Tax Benefit Payment is actually paid.

(d) Payments under Article III of the Tax Receivable Agreements shall be reduced, pro rata, by 85% of any tax cost (such as state and local taxes) resulting from the Medifax Restructuring, provided, that such reduction shall in no event exceed the amounts payable under the Tax Receivable Agreements solely as a result of the Medifax Restructuring.

(e) In the event that the Medifax Restructuring occurs, Parent and the Corporate Taxpayer will not liquidate Medifax-EDI Holding Company for a period of at least 24 months after the Medifax Restructuring is consummated.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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If to the Corporate Taxpayer, to:

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Telephone: [Phone Number]

Facsimile: (615) 340-6153

Attention: General Counsel

with a copy (which shall not constitute notice to the Corporate Taxpayer) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telephone: [Phone Number]

Facsimile: (212) 757-3990

Attention: John C. Kennedy, Esq.

If to the ITR Entity, to:

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Facsimile: (212) 583-5749

Attention: John G. Finley, General Counsel

c/o Hellman & Friedman LLC

One Maritime Plaza

12th Floor

San Francisco, CA 94111

Telephone: [Phone Number]

Facsimile: (415) 788-0176

Attention: Arrie Park, General Counsel

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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Section 7.3. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except to the extent provided under Section 3.3, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6. Successors; Assignment; Amendments; Waivers.

(a) The ITR Entity may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to become an ITR Entity for all purposes of this Agreement, except as otherwise provided in such joinder.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by both the Corporate Taxpayer and the ITR Entity. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place. For the avoidance of doubt, Parent shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform.

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Section 7.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8. Resolution of Disputes.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Corporate Taxpayer may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), the ITR Entity (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporate Taxpayer as agent of the ITR Entity for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the ITR Entity of any such service of process, shall be deemed in every respect effective service of process upon the ITR Entity in any such action or proceeding.

(c) (i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the for a designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.8 and such parties agree not to plead or claim the same.

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Section 7.9. Reconciliation. In the event that the Corporate Taxpayer and the ITR Entity are unable to resolve a disagreement with respect to the matters governed by Sections 2.3, 4.2 and 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the ITR Entity agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the ITR Entity or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the ITR Entity shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the ITR Entity’s position, in which case the Corporate Taxpayer shall reimburse the ITR Entity for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case the ITR Entity shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the ITR Entity and may be entered and enforced in any court having jurisdiction.

Section 7.10. Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the ITR Entity.

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Section 7.11. Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole. Parent shall file a consolidated income tax return that includes the Corporate Taxpayer and each other member of the federal consolidated income group of which the Corporate Taxpayer was the common parent prior to Parent’s acquisition of the Corporate Taxpayer, and, after the Medifax Restructuring, Parent’s federal consolidated income group is intended to include Medifax-EDI Holding Company and its subsidiaries.

(b) If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

(c) Until twelve months following the consummation of the Medifax Restructuring, Parent shall not cause (i) Holdco I or Holdco II to merge, liquidate or change its current election to be treated as a corporation for federal income tax purposes or (ii) either of Holdco I or Holdco II to distribute their respective interests in EBS, provided, that this Section 7.11(c) shall not apply if the Corporate Taxpayer is unable to obtain the legal opinion referred to in Section 6.4(a) within a reasonable period of time not to be less than nine months from the Closing Date.

Section 7.12. Confidentiality. The ITR Entity and each of its assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors, concerning EBS and its Affiliates and successors or the Members, learned by the ITR Entity heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the ITR Entity in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for the ITR Entity to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, the ITR Entity and each of its assignees (and each employee, representative or other agent of the ITR Entity or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporate Taxpayer, EBS, the ITR Entity, the Members and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the ITR Entity relating to such tax treatment and tax structure.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

If the ITR Entity or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries or the Members and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13. Representations.

(a) The HF ITR Entity hereby represents that the HF Members have contributed to the HF ITR Entity, and the HF ITR Entity has received, all of the HF Members’ rights to receive payments in respect of the Corporate Taxpayer’s cash Tax savings attributable to various tax benefits generated by the Exchanges (including their rights under this Agreement).

(b) The HF ITR Entity and the ITR Entity hereby represent that the HF ITR Entity has contributed to the ITR Entity, and the ITR Entity has received, all of the HF ITR Entity’s rights to receive payments in respect of the Corporate Taxpayer’s cash Tax savings attributable to various tax benefits generated by the Exchanges (including their rights under this Agreement).

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The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Corporate Taxpayer, the HF ITR Entity, the BX ITR Entity and the ITR Entity have duly executed this Agreement as of the date first written above.

EMDEON INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Executive Vice President, General
Counsel and Secretary

GA-H&F ITR HOLDCO, L.P.

By: ITR Holdco GP LLC its General Partner

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Manager

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Manager

BEAGLE PARENT LLC

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: President

H&F ITR HOLDCO, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

Signature Page to Tax Receivable Agreement (Exchanges)